EXHIBIT 99

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to

§906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of The Midland-Guardian Company Salaried Employees’ 401(k) Savings Plan (the “Plan”) on Form 11-K for the period ending December 31, 2006 (the “Report”), I, W. Todd Gray, Chief Financial Officer of The Midland Company (the “Company”), certify, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material aspects, the financial condition of the Plan.

/s/ W. Todd Gray
W. Todd Gray
Executive Vice President and Chief Financial Officer

June 26, 2007